                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement

/ / Confidential. For use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

/x/ Definitive Proxy Statement

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  Advanta Corp.
                                  -------------
                (Name of Registrant as Specified In Its Charter)


                         -------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/      No fee required.

/ /      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

/ /      Fee paid previously with preliminary materials:

/ /      Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                                  Advanta Logo

                             WELSH AND MCKEAN ROADS
                                  P.O. BOX 844
                     SPRING HOUSE, PENNSYLVANIA 19477-0844

                            ------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 10, 1999

                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Advanta Corp. (the "Company") will be held at the Company's headquarters, Welsh and McKean Roads, Spring House, Pennsylvania, on Thursday, June 10, 1999 at 1:00 p.m. (the "Meeting") for the following purposes:

          1. To elect three directors to hold office until the expiration of their term of office and until their successors are duly elected and qualified.

          2. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on Friday, April 16, 1999 as the record date for the Meeting. Only holders of record of the Company's Class A Common Stock and Class A Preferred Stock at that time are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof.

     The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the attached proxy statement for further information with respect to the business to be transacted at the Meeting. The Board of Directors urges you to date, sign and return the enclosed proxy promptly. A reply envelope is enclosed for your convenience. You are cordially invited to attend the Meeting in person. The return of the enclosed proxy will not affect your right to vote if you attend the Meeting in person.

                                                 ELIZABETH H. MAI
                                                   Secretary

Dated: April 30, 1999

                                  Advanta Logo

                             WELSH AND MCKEAN ROADS
                                  P.O. BOX 844
                     SPRING HOUSE, PENNSYLVANIA 19477-0844
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                       ANNUAL MEETING OF STOCKHOLDERS TO

                       BE HELD ON THURSDAY, JUNE 10, 1999
                            ------------------------

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Advanta Corp., a Delaware corporation (the "Company"), to be used at the Annual Meeting of Stockholders, and any adjournment or postponement thereof (the "Meeting"), to be held at the Company's headquarters, Welsh and McKean Roads, Spring House, Pennsylvania, on Thursday, June 10, 1999 at 1:00 p.m. This proxy statement, the foregoing notice and the enclosed proxy are first being mailed to holders of the Company's Class A Common Stock and Class A Preferred Stock on or about May 3, 1999.

     The Board of Directors does not intend to bring any matter before the Meeting except as specifically indicated in the notice, nor does the Board of Directors know of any matters which anyone else proposes to present for action at the Meeting. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

     Shares represented by proxies received by the Company, where the stockholder has specified a choice with respect to the election of directors will be voted in accordance with the specification(s) so made. IN THE ABSENCE OF SUCH SPECIFICATION(S), THE SHARES WILL BE VOTED "FOR" THE ELECTION OF ALL THREE NOMINEES FOR THE BOARD OF DIRECTORS.

     Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

     The accompanying form of proxy is being solicited on behalf of the Board of Directors of the Company. The expenses of solicitation of proxies for the Meeting will be paid by the Company. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone by directors, officers and employees of the Company, who will receive no additional compensation therefor. In addition, the Company has retained D.F. King & Co. Inc. to assist in the search for, and distribution of proxies to, beneficial owners of the Company's Class A Common Stock held in street name or by other nominees, and will pay such firm a fee of $1,500, plus reimbursement of direct out-of-pocket expenses incurred by such firm in such activity. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding material to beneficial owners of shares of Class A Common Stock of the Company. Beneficial owners of shares of Class B Common Stock, which will not be voting at the Meeting, also will receive all proxy material (other than the proxy card itself), together with the Company's Annual Report for the fiscal year ended December 31, 1998. The expenses of such additional mailing will be borne by the Company.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

OUTSTANDING SHARES AND VOTING RIGHTS

     Only holders of record of the Company's Class A Common Stock and Class A Preferred Stock at the close of business on April 16, 1999 are entitled to notice of, and to vote at, the Meeting. On that date the Company had outstanding 10,467,548 shares of Class A Common Stock, par value $.01 per share, and 1,010 shares of Class A Preferred Stock, par value $1,000 per share. On all matters voted upon at the Meeting and any adjournment or postponement thereof, the holders of the Class A Common Stock and the Class A Preferred Stock vote together as a single class, with each record holder of Class A Common Stock entitled to one vote per share, and each record holder of Class A Preferred Stock entitled to one-half vote per share.

     The presence, in person or by proxy, of stockholders entitled to cast a majority of the votes which all stockholders are entitled to cast will constitute a quorum for the conduct of business at the Meeting. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Under applicable Delaware law, votes that are withheld and broker non-votes will be excluded entirely from the vote and will not affect the outcome of the election of directors, as directors are elected by a plurality of votes cast. In the election of directors, stockholders do not have cumulative voting rights.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The information set forth in the following table is furnished as of April 1, 1999 (unless otherwise specified), with respect to any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) who is known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities.

                                                            AMOUNT AND
                                                            NATURE OF
                                                            BENEFICIAL                PERCENT OF
TITLE OF CLASS    NAME AND ADDRESS OF BENEFICIAL OWNER      OWNERSHIP                   CLASS
--------------   ---------------------------------------    ----------                ----------
Class A          Gisela Alter(1)........................        1,010                  100.00%
Preferred
Class A Common   Dennis Alter(1)........................    3,046,067(2)(3)(4)(5)       29.10%
                 Advanta Corp. Employee Stock Ownership
                   Plan(6)..............................    1,000,000                    9.55%
                 Neuberger Berman, LLC(7)...............      966,616                    9.23%
                 Kestrell Investment Management
                   Corporation, et al.(8)...............      817,719                    7.81%

---------------

(1) The address for Gisela Alter and Dennis Alter is c/o Advanta Corp., Welsh and McKean Roads, P.O. Box 844, Spring House, Pennsylvania, 19477-0844.

(2) Includes 551,695 shares owned by a trust, the beneficiary of which is Linda Alter, the sister of Dennis Alter, and pursuant to which Dennis Alter is sole trustee. Mr. Alter disclaims beneficial ownership of these shares.

(3) Ownership includes 82,798 held by a charitable foundation established by Mr. Alter, as to which Mr. Alter shares voting and dispositive powers, and 41,399 shares held by a trust established by Mr. Alter, through which he has made certain charitable gifts of shares and as to which Mr. Alter has sole voting and dispositive powers. Also includes 571,905 shares held by a charitable foundation established by Mr. Alter, as to which Mr. Alter and his wife share voting and dispositive powers. Mr. Alter disclaims beneficial ownership of all such shares.

(4) Does not include 1,010 shares owned by Gisela Alter, the wife of Dennis
    Alter.

(5) Does not include shares held in trust for the benefit of employees of the Company participating in the Advanta Corp. Employee Stock Ownership Plan (the "ESOP") as to which Mr. Alter is a trustee. As of December 31, 1998, the ESOP held 1,000,000 shares as follows: 1,487 shares allocated to ESOP participants who direct the vote of such shares and as to which the ESOP trustees have no beneficial ownership; and 998,513 shares which, as of December 31, 1998, had not been allocated to ESOP participants as to which the ESOP trustees may be deemed beneficial owners under Rule 13d-1 of the 1934 Act. Shares of Class A Common Stock held by the ESOP, but not yet allocated or as to which ESOP participants have not made timely voting direction, are voted by the ESOP trustees in the same proportions as shares for which directions are received (subject to each trustee's fiduciary responsibilities under Section 404 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")). Mr. Alter disclaims beneficial ownership of the 998,513 unallocated shares held by the ESOP.

(6) Information as to shares held by the ESOP is based solely on a Schedule 13G filed with the Securities and Exchange Commission (the "SEC") on April 28, 1999. According to its Schedule 13G, the ESOP has sole voting power as to 998,513 unallocated shares and shared voting power as to 1,487 shares that have been allocated to ESOP participants. The allocated shares are voted by the ESOP trustees as directed by ESOP participants. Shares of Class A Common Stock held by the ESOP, but not yet allocated or as to which ESOP participants have not made timely voting direction, are voted by the ESOP trustees in the same proportions as shares for which directions are received (subject to each trustee's fiduciary responsibilities under Section 404 of ERISA). The address of the ESOP is P.O. Box 844, Welsh and McKean Roads, Spring House, PA 19477.

(7) Information as to shares held by Neuberger & Berman, LLC ("Neuberger") et al., is based solely on a Schedule 13G filed with the SEC on February 9, 1999. According to its Schedule 13G, Neuberger is deemed to be the beneficial owner of the above-reported shares for purposes of Rule 13d of the 1934 Act because it has the power to vote or direct the vote of and/or shares dispositive power with respect to these shares. Of these shares, 938,694, or 8.97% of the class, are beneficially owned by Neuberger & Berman Focus Portfolio ("Neuberger Portfolio"). Neuberger and Neuberger & Berman Management, Inc. ("Neuberger Management") are deemed to be beneficial owners of the shares beneficially owned by Neuberger Portfolio because Neuberger and Neuberger Management serve as subadviser and investment manager, respectively, of Neuberger Portfolio and thus share power to make decisions regarding whether to retain or dispose of the shares held by Neuberger Portfolio. The address of Neuberger, Neuberger Portfolio and Neuberger Management is 605 Third Avenue, New York, NY 10158-3698.

(8) Information as to shares held by Kestrel Investment Management Corporation ("Kestrel"), David J. Steirman ("Mr. Steirman") and Abbott J. Keller ("Mr. Keller") is based solely on a Schedule 13G filed with the Commission on February 11, 1999. According to the Schedule 13G, Messrs. Steirman and Keller are the only shareholders of Kestrel, an investment advisor; Kestrell is deemed to be the beneficial owner of 817,719 shares, or 7.81% of the class, having sole voting power of 693,324 shares and sole dispositive power of 817,719 shares; each of Messrs. Steirman and Keller also is deemed to be the beneficial owner of the 817,719 shares, having sole voting power of 693,324 shares and sole dispositive power of 817,719 shares pursuant to their ownership interests in Kestrel. The address of Kestrel and Messrs. Steirman and Abbott is 411 Borel Avenue, Suite 403, San Mateo, CA 94402.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding the Class A Common Stock and Class B Common Stock as of April 1, 1999 beneficially owned by:
(i) each director and nominee for director of the Company; (ii) each person who served as the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers whose compensation exceeded $100,000 during 1998; and (iii) all directors and executive officers as a group. Shares issuable pursuant to the exercise of stock options are included in the table below if such options are currently exercisable or will become exercisable by May 31, 1999. None of the Company's executive officers or directors beneficially owns any shares of the Class A Preferred Stock or the 6 3/4% Convertible Class B Preferred Stock, Series 1995 (Stock Appreciation Income Linked Securities (SAILS)) ("Class B Preferred Stock (SAILS)").

                                          CLASS A COMMON                       CLASS B COMMON
                                  ------------------------------       ------------------------------
                                  AMOUNT AND NATURE                    AMOUNT AND NATURE
                                    OF BENEFICIAL     PERCENT OF         OF BENEFICIAL     PERCENT OF
              NAME                    OWNERSHIP         CLASS              OWNERSHIP         CLASS
--------------------------------  -----------------   ----------       -----------------   ----------
EXECUTIVE OFFICERS/DIRECTORS
Dennis Alter(1)(2)(3)(4)........      3,046,067         29.10%             1,315,611          8.14%
William A. Rosoff(4)(5)(6)......         82,798             *                291,846          1.45%
Olaf Olafsson(4)(7).............         50,000             *                284,614          1.76%

EXECUTIVE OFFICERS
Philip M. Browne................         37,500             *                 53,800             *
Charles H. Podowski(8)..........              0             *                 60,983             *

DIRECTORS
Arthur P. Bellis(4)(9)..........         26,964             *                 71,769             *
Max Botel(10)...................          3,579             *                 31,916             *
William C. Dunkelberg(11).......          1,656             *                 36,950             *
Dana Becker Dunn(12)............              0             *                 20,486             *
Robert C. Hall(13)..............              0             *                 17,982             *
James E. Ksansnak(14)...........              0             *                 10,788             *
Ronald Lubner(15)...............              0             *                 14,427             *
Michael Stolper(4)(16)..........              0             *                  3,750             *
All officers and directors as a
  group (14 persons)(1)(2)
  (3)(4)(5)(17).................      3,165,766         30.23%             2,213,566         13.71%

---------------

   * Represents less than 1% of the indicated class of the Company's Common Stock outstanding as of April 1, 1999.

 (1) Ownership includes 551,695 shares of Class A Common Stock owned by a trust, the beneficiary of which is Linda Alter, the sister of Dennis Alter, and pursuant to which Mr. Alter is sole trustee. Mr. Alter disclaims beneficial ownership of these shares.

 (2) Ownership includes 82,798 shares of Class A Common Stock and 40,768 shares of Class B Common Stock held by a charitable foundation established by Mr. Alter, as to which Mr. Alter shares voting and dispositive powers, and 41,399 shares of Class A Common Stock and 12,285 shares of Class B Common Stock, held by a trust established by Mr. Alter, through which he has made certain charitable gifts of shares and as to which Mr. Alter has sole voting and dispositive powers. Also includes 571,905 shares of Class A Common Stock and 36,400 shares of Class B Common Stock held by a charitable foundation established by Mr. Alter, as to which Mr. Alter and his wife share voting and dispositive powers. Mr. Alter disclaims beneficial ownership of all such shares.

 (3) Ownership does not include 1,010 shares of Class A Preferred Stock owned by the wife of Dennis Alter.

 (4) Ownership does not include shares held in trust for the benefit of employees of the Company participating in the ESOP as to which Messrs. Alter, Rosoff, Olafsson, Bellis and Stolper are trustees. As of December 31, 1998, the ESOP held 1,000,000 shares as follows: 1,487 shares allocated to ESOP participants who direct the vote of such shares and as to which the ESOP trustees have no beneficial ownership; and 998,513 shares which, as of December 31, 1998, had not been allocated to ESOP participants as to which the ESOP trustees may be deemed beneficial owners under Rule 13d-1 of the 1934 Act. Shares of Class A Common Stock held by the ESOP, but not yet allocated or as to which ESOP participants have not made timely voting direction, are voted by the ESOP trustees in the same proportions as shares for which directions are received (subject to each trustee's fiduciary responsibilities under Section 404 of ERISA). Each of Messrs. Alter, Rosoff, Olafsson, Bellis and Stolper disclaims beneficial ownership of the 998,513 unallocated shares held by the ESOP.

 (5) Ownership includes 82,798 shares of Class A Common Stock and 40,768 shares of Class B Common Stock owned by a charitable foundation established by Mr. Alter as to which Mr. Rosoff has shared voting and dispositive power. These shares are also reflected in the ownership table under Mr. Alter's name.

 (6) Ownership includes options to purchase 80,241 shares of Class B Common Stock pursuant to the Company's stock option plans.

 (7) Ownership includes options to purchase 25,000 shares of Class B Common Stock pursuant to the Company's stock option plans.

 (8) Ownership includes options to purchase 32,389 shares of Class B Common Stock pursuant to the Company's stock option plans.

 (9) Ownership includes options to purchase 11,715 shares of Class B Common Stock pursuant to the Company's stock option plans.

(10) Ownership includes options to purchase 1,530 shares of Class A Common Stock and 24,842 shares of Class B Common Stock pursuant to the Company's stock option plans.

(11) Ownership includes options to purchase 1,656 shares of Class A Common Stock and 34,950 shares of Class B Common Stock pursuant to the Company's stock option plans.

(12) Ownership includes options to purchase 20,486 shares of Class B Common Stock pursuant to the Company's stock options plans.

(13) Ownership includes options to purchase 17,438 shares of Class B Common Stock pursuant to the Company's stock option plans.

(14) Ownership includes options to purchase 10,625 shares of Class B Common Stock pursuant to the Company's stock option plans.

(15) Ownership includes options to purchase 14,427 shares of Class B Common Stock pursuant to the Company's stock option plans.

(16) Ownership includes options to purchase 3,750 shares of Class B Common Stock pursuant to the Company's stock option plans.

(17) Ownership includes options to purchase 3,186 shares of Class A Common Stock and 275,863 shares of Class B Common Stock pursuant to the Company's stock option plans.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the 1934 Act requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of these reports. Based on the Company's review of the copies of those reports which it has received, and written representations from Reporting Persons, the Company believes that all filings required to be made by the Reporting Persons from January 1, 1998 through December 31, 1998 were made on a timely basis except as noted below. With respect to one transaction, Arthur Bellis failed to timely file a Form 4; however, this transaction was subsequently reported on an amendment to his Form 5. With respect to one transaction, William C. Dunkelberg failed to timely file a Form 4; however, this transaction was subsequently reported on a Form 4.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth, for the Company's last three fiscal years, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the individuals named below (the "Named Executive Officers").

                                                                                 LONG TERM
                                      ANNUAL COMPENSATION                   COMPENSATION AWARDS
                          --------------------------------------------   -------------------------
                                                                         RESTRICTED    SECURITIES
                                                          OTHER ANNUAL     STOCK       UNDERLYING       ALL OTHER
NAME AND                                      BONUS($)    COMPENSATION    AWARD(S)    OPTIONS/SARS   COMPENSATION($)
PRINCIPAL POSITION        YEAR   SALARY($)     (1)(2)        ($)(3)        ($)(4)        (#)(5)       (6)(7)(8)(9)
------------------------  ----   ---------   ----------   ------------   ----------   ------------   ---------------
Dennis Alter(10)........  1998   $595,000    $5,045,848   $    41,805    $  537,954     120,000         $297,636
Chairman of the Board     1997   $595,000    $  334,730   $    24,634    $        0           0         $315,914
and Chief Executive       1996   $595,000    $        0   $    25,715    $1,340,850           0         $261,372
Officer

William A. Rosoff.......  1998   $595,000    $5,448,868   $ 1,869,611    $  700,209     228,666         $128,106
Vice Chairman             1997   $475,000    $  542,223   $         0    $        0      75,000         $168,490
                          1996   $475,000    $  275,000   $         0    $5,537,500      50,000         $  9,209

Olaf Olafsson(11).......  1998   $535,752    $  200,000   $         0    $6,710,419     100,000         $ 11,303
President                 1997   $289,197    $        0   $         0    $        0     $     0         $      0
                          1996   $ 88,000    $        0   $         0    $        0     $     0         $      0

Philip M. Browne(12)....  1998   $195,185    $   51,053   $         0    $1,713,466      75,000         $    297
Senior Vice President
and Chief Financial
Officer

Charles H. Podowski.....  1998   $330,000    $  114,609   $       528    $  133,408      76,152         $ 19,790
President and Chief       1997   $270,670    $  131,283   $       234    $        0      28,000         $ 17,200
Executive Officer,        1996   $215,385    $   40,033   $        87    $  179,977           0         $  6,705
Advanta Business Cards
and President and
Director, Advanta
Insurance Companies

---------------

 (1) Includes amounts paid pursuant to programs to compensate for any shortfall in the value of restricted stock awards that vested in 1997 and 1998 pursuant to the AMIP Plans described in footnote 4 below. Messrs. Alter, Rosoff and Podowski received $45,848, $293,868 and $49,576, respectively. Messrs. Olafsson and Browne did not enter the AMIP Plans until 1998 and therefore received no payments pursuant to these programs.

 (2) 1998 figures include payments to Messrs. Alter and Rosoff, in the amount of $5,000,000 each, under the Office of the Chairman Supplemental Compensation Program in connection with the Company's strategic alternatives process and the resulting contribution of the consumer credit card business to Fleet Credit Card LLC, and a one-time signing bonus, in the amount of $200,000, paid to Mr. Olafsson in connection with the execution of his employment agreement.

 (3) Includes above-market interest earned on deferred compensation pursuant to the Company's Executive Deferral Plan, in the amounts listed with respect to each year as follows: Mr. Alter received $41,805, $24,634 and $25,715 for 1998, 1997 and 1996, respectively; and Mr. Podowski received $528, $234 and $87 for 1998, 1997 and 1996, respectively. With respect to Mr. Rosoff, 1998 amount includes $1,869,611 for amounts paid, consistent with the terms of his employment agreement, in connection with the Company's Tender Offer related to the purchase of restricted shares of Class B Common Stock and the reimbursement for taxes arising therefrom. (see "Other Matters" on page 24 of this Proxy Statement).

 (4) The Advanta Management Incentive Plan With Stock Election III ("AMIP III") was instituted in 1993 for performance years 1996 through 1998. The Advanta Management Incentive Plan With Stock Election IV ("AMIP IV") was instituted in 1995 for performance years 1999 through 2001 (AMIP III and AMIP IV are collectively referred to as the "AMIP Plans"). Pursuant to each of the AMIP Plans, shares of restricted Common Stock were issued to participants in each AMIP Plan upon the plan's commencement or such participant's later employment with the Company (with a prorated share issuance awarded for any partial year participation). The number of restricted shares issued to each Named Executive Officer pursuant to the AMIP Plans is an amount equal to the participant's "target bonus" for each performance year covered by the applicable AMIP Plan divided by the applicable grant date price. Shares vest under each of the AMIP Plans ten years after the date of grant, but are subject to accelerated vesting on the basis of individual and corporate (or applicable business unit) performance for each applicable performance year. To the extent that individual and corporate (or applicable business unit) performance for a given performance year achieves targeted levels in that year, up to a maximum of one-third of the total shares granted under the applicable AMIP Plan (or appropriate proration for participants entering such AMIP Plan after the beginning of the first performance year thereunder) will become vested.

      1996 figures reflect additional shares of restricted Class B Common Stock granted pursuant to each of AMIP III and AMIP IV with respect to increases in the "target" bonuses under such plans, as approved by the Company's stockholders. The total number of additional shares granted to each Named Executive Officer who was employed by the Company in 1996 (except for Mr. Rosoff whose target bonus was set when he joined the Company at a level comparable to the new target levels of the other Named Executive Officers) pursuant to the increases in target bonuses was: Mr. Alter, 17,031 AMIP III shares and 17,031 AMIP IV shares; and Mr. Podowski, 2,286 AMIP III shares and 2,286 AMIP IV shares. Mr. Rosoff joined the Company in January 1996 and consequently his 1996 figure includes 27,147 shares of restricted Class B Common Stock granted pursuant to AMIP III and 27,147 shares granted pursuant to AMIP IV in respect of his "target" bonuses for performance years 1996 through 2001. In addition to his AMIP III and AMIP IV shares, pursuant to his employment agreement which is described under "Other Matters" on page 24 of this Proxy Statement, Mr. Rosoff was granted 100,000 shares of restricted Class B Common Stock in January 1996 of which 25,000 were to vest in January of each year from 1997 to 2000. As a result of certain transactions in connection with the Tender Offer, as more fully described in "Other Matters" on page 24, as of April 30, 1999 Mr. Rosoff continues to own 50,641 of the original 100,000 shares, none of which is restricted. For purposes of this table, the 100,000 shares of restricted Class B Common Stock granted to Mr. Rosoff pursuant to his employment agreement have been valued at their market value on the date of grant.

      Messrs. Olafsson and Browne joined the Company in 1998 and consequently their 1998 figures include shares granted pursuant to AMIP III and AMIP IV in respect of their "target bonuses" for performance years 1998 through 2001 in the following amounts: Mr. Olafsson, 13,590 AMIP III shares and 48,924 AMIP IV shares; and Mr. Browne, 4,441 AMIP III shares and 22,839 AMIP IV shares.

      1998 figures also include a one-time adjustment to the number of shares of restricted Class B Common Stock that previously had been granted pursuant to each of AMIP III and AMIP IV. The total number of additional shares granted to each Named Executive Officer (other than Mr. Alter, as discussed below) pursuant to this adjustment was: Mr. Rosoff, 32,951 AMIP III shares and 32,951 AMIP IV shares; Mr. Olafsson, 28,410 AMIP III shares and 25,691 AMIP IV shares; Mr. Browne, 5,165 AMIP III shares and 8,855 AMIP IV shares; and Mr. Podowski, 6,278 AMIP III shares and 6,278 AMIP IV shares. In lieu of granting Mr. Alter additional shares of restricted Class B Common Stock pursuant to the one-time adjustment described above, Mr. Alter received rights to receive the same economic benefits that he would have received had he been issued 23,219 additional AMIP III shares and 27,412 additional AMIP IV shares. These rights are subject to the same terms and conditions as AMIP III and AMIP IV, including accelerated vesting.

      In addition to his AMIP III and AMIP IV shares, pursuant to his employment agreement which is described under "Other Matters" on page 24 of this Proxy Statement, Mr. Olafsson was granted 200,000 shares of restricted Class B Common Stock in March 1998. In addition to his AMIP III and AMIP IV shares, pursuant to his employment agreement which is described under "Other Matters" on page 24 of this Proxy Statement, Mr. Browne was granted 50,000 shares of restricted Class B Common Stock in June 1998. The shares of restricted Class B Common Stock granted pursuant to these employment agreements are included in the 1998 figures for Messrs. Olafsson and Browne and for purposes of this table are valued at their market value on the date of grant.

      In March 1997, ninety percent (90%) of one-third of the shares (including the additional shares described above) issued under AMIP III vested with respect to each of Messrs. Alter and Rosoff, and a full one-third of the shares issued under AMIP III (including the additional shares described above) vested with respect to Mr. Podowski for performance year 1996. The remaining ten percent (10%) of one-third of the shares issued under AMIP III (the "frozen shares") that did not vest for each of Messrs. Alter and Rosoff were available for accelerated vesting in future years in the event of an award made in future years that exceeds the executive's target bonus for that year.

      In March 1998, a full one-third of the shares issued under AMIP III (including the additional shares described above) and all of the frozen shares that did not vest in March 1997 vested, for performance year 1997, for Messrs. Alter and Rosoff. A full one-third of the shares issued under AMIP III (including the additional shares described above) vested, for performance year 1997, with respect to Mr. Podowski.

      In March 1999, a full one-third of the shares issued under AMIP III (including the additional shares granted in each of 1996 and 1998, as described above) vested, for performance year 1998, for each of the Named Executive Officers. Mr. Alter also received the economic benefits of the rights that were issued in lieu of additional restricted shares under AMIP III, as described above.

      The number of unvested restricted shares of Class B Common Stock held by each Named Executive Officer under AMIP III and AMIP IV and by Mr. Olafsson and Mr. Browne under the contractual arrangements described above, and the market value (rounded to the nearest dollar) of such restricted shares at December 31, 1998, were as follows: Mr. Alter, 62,542 shares, $691,871; Mr. Rosoff, 102,098 shares, $1,129,204; Mr. Olafsson,
      316,615 shares, $3,502,553; Mr. Browne, 91,300 shares, $1,010,006; and Mr.
      Podowski, 25,076 shares, $277,403. Non-preferential dividends are paid on these restricted shares.

 (5) Includes an aggregate of 146,818 shares underlying options granted in connection with option repricing. See footnote (4) to the "Option/SAR Grants in Last Fiscal Year" table on page 10 of this Proxy Statement.

 (6) Includes matching contributions of $8,000 paid by the Company to the accounts of each of Messrs. Alter, Rosoff and Podowski, and $5,000 paid by the Company to the account of Mr. Olafsson, under the Employee Savings Plan (a 401(k) Plan), in respect of their 1998 participation in such plan.

 (7) Includes the value of (i) Company paid term life insurance provided to all salaried employees in an amount equal to two times annual salary (capped at $500,000), (ii) Company paid term life insurance provided to Mr. Alter in the amount of $5,000,000, and (iii) whole life insurance policies on the lives of each of the Named Executive Officers other than Mr. Browne, which policies are paid for by the Company and as to which the Named Executive Officer has the right to designate the beneficiary (the "Split Dollar Life Insurance Policies"). If an insured executive terminates his employment with the Company, he may keep the Split Dollar Life Insurance Policy, but must pay the Company the amount of the premiums paid by or on behalf of the Company but not more than the cash value of the policy. Consequently, the value of the Split Dollar Life Insurance Policy to the employee is the term life insurance benefit. The aggregate value of these benefits to the named individuals is included in the figures for 1998 in the following amounts:
     Mr. Alter, $37,951; Mr. Rosoff, $11,450; Mr. Olafsson, $3,075; Mr. Browne, $297; and Mr. Podowski, $3,802.

 (8) Includes interest paid in 1998 by the Company on behalf of Messrs. Rosoff and Podowski pursuant to an executive loan program adopted by the Company's Board of Directors in 1992, which interest accrued on the Named Executive Officers' respective stock margin accounts in connection with margin loans against shares vested under the AMIP Plans and a predecessor stock bonus plan, in the following amounts: Mr. Rosoff, $6,144; and Mr. Podowski, $2,413. Information for Mr. Rosoff also includes $60,326, which represents compensation attributed to imputed income and taxes arising from non-interest-bearing loans made by the Company to Mr. Rosoff to satisfy his tax liabilities resulting from the vesting of the restricted shares granted pursuant to his employment agreement.

 (9) Includes the value of Split Dollar Life Insurance Policies described above in footnote (7) insuring the lives of each of the Named Executive Officers other than Mr. Browne, the proceeds of which policies are payable to beneficiaries designated by the respective executives. The value of the term life insurance premiums paid by or on behalf of the Company under such policies for the named individuals is included in the figures set forth in footnote (7) above in the following amounts for 1998: Mr. Alter, $16,701; Mr. Rosoff, $7,400; Mr. Olafsson, $2,504; and Mr. Podowski, $1,210. Premiums paid by the Company will be refunded to the Company on termination of the respective policies, and any cash surrender value in excess of such premiums may be paid to the executive's beneficiary. The value of the benefits to the executives of the remainder of the premiums paid by the Company are included with respect to 1998 in the following amounts: Mr. Alter, $251,685; Mr. Rosoff, $42,186; Mr. Olafsson, $3,228; and Mr.
     Podowski, $5,575.

(10) Mr. Alter served as Chief Executive Officer of the Company from January 1972 through July of 1995 and from October 1997 until the present.

(11) Information for Mr. Olafsson represents compensation for Mr. Olafsson from September 1996 through February 1998 during his employment with Advanta Information Services, Inc. and from March 1998 through December 1998 during his employment with the Company.

(12) Represents compensation to Mr. Browne from June 1998, when he joined the Company.

STOCK OPTION/SAR GRANTS

     The following table contains information concerning the stock options and stock appreciation rights ("SARs") granted under the Company's 1992 Stock Option Plan to the Named Executive Officers during 1998. All options granted in 1998 are options to purchase shares of Class B Common Stock. All SARs reported in the table below are based on shares of Class B Common Stock.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)

                                                     INDIVIDUAL GRANTS
                                 ----------------------------------------------------------
                                   NUMBER OF       % OF TOTAL
                                  SECURITIES      Options/SARs
                                  UNDERLYING       GRANTED TO     EXERCISE OR                  GRANT DATE
                                 OPTIONS/SARS     EMPLOYEES IN    BASE PRICE     EXPIRATION     PRESENT
             NAME                GRANTED(#)(1)    FISCAL YEAR       ($/SH)          DATE        VALUE($)
-------------------------------  -------------    ------------    -----------    ----------    ----------
Dennis Alter...................     120,000           4.31%         $19.000         6/3/08     $1,240,817(2)

William A. Rosoff..............     120,000           4.31%         $19.000         6/3/08     $1,240,817(3)
                                     33,666(4)        1.21%         $22.125        1/15/06     $  392,736(3)
                                     75,000(4)        2.69%         $22.125        1/21/07     $  909,705(3)

Olaf Olafsson..................     100,000           3.59%         $22.125         3/4/08     $1,260,761(5)

Philip M. Browne...............      75,000           2.69%         $20.000        5/10/08     $  832,355(6)

Charles H. Podowski............      23,000            .83%         $19.560        5/21/08     $  247,367(7)
                                     15,000            .54%         $ 8.380       10/13/08     $   51,092(7)
                                      6,733(4)         .24%         $22.125        3/26/05     $   75,826(7)
                                     10,100(4)         .36%         $22.125       12/20/05     $  117,823(7)
                                     13,288(4)         .48%         $22.125        1/21/07     $  161,175(7)
                                      8,031(4)         .29%         $22.125        4/15/07     $   98,517(7)

---------------

(1) Options generally become exercisable in equal installments on the first four anniversaries of the date of grant or, in the case of repriced options, on the first four anniversaries of the date of grant of the original options that were repriced. The options expire 10 years from the date of grant or, in the case of repriced options, 10 years from the date of grant of the original options that were repriced.

(2) The fair value of Mr. Alter's SARs, is estimated on the date of grant using the Black Scholes option pricing model with the following assumptions: risk-free interest rate of 5.80%; expected dividend yield of 1.60%; expected life of ten years; and volatility of 47.37%.

(3) The fair value of Mr. Rosoff's options, identified below by expiration date, is estimated on the date of grant using the Black Scholes option pricing model with the following assumptions:

                         RISK-FREE         EXPECTED
EXPIRATION DATE        INTEREST RATE    DIVIDEND YIELD    EXPECTED LIFE    VOLATILITY
---------------        -------------    --------------    -------------    ----------
6/3/08...............      5.80%             1.60%           10 yrs.         47.37%
1/15/06..............      6.06%             1.37%        7 yrs. 9 mos.      48.07%
1/21/07..............      6.06%             1.37%        8 yrs. 9 mos.      48.07%

(4) Consists of options granted in connection with the repricing of stock options. In accordance with this grant, the optionee surrendered to the Company the same number of previously granted options that were being repriced. See "10-Year Option Repricings."

(5) The fair value of Mr. Olafsson's options is estimated on the date of grant using the Black Scholes option pricing model with the following assumptions: risk-free interest rate of 6.06%; expected dividend yield of 1.37%; expected life of ten years; and volatility of 48.07%.

(6) The fair value of Mr. Browne's options is estimated on the date of grant using the Black Scholes option pricing model with the following assumptions: risk-free interest rate of 6.0%; expected dividend yield of 1.52%; expected life of ten years; and volatility of 47.58%.

(7) The fair value of Mr. Podowski's options, identified below by expiration date, is estimated using the Black Scholes option pricing model with the following assumptions:

                         RISK-FREE         EXPECTED
EXPIRATION DATE        INTEREST RATE    DIVIDEND YIELD    EXPECTED LIFE    VOLATILITY
---------------        -------------    --------------    -------------    ----------
5/21/08..............      5.85%             1.55%           10 yrs.         47.58%
10/13/08.............      5.25%             3.62%           10 yrs.         47.53%
3/26/04..............      6.06%             1.37%           7 yrs.          48.07%
12/20/04.............      6.06%             1.37%        7 yrs. 9 mos.      48.07%
1/21/07..............      6.06%             1.37%        8 yrs. 9 mos.      48.07%
4/15/07..............      6.06%             1.37%        9 yrs. 1 mo.       48.07%

STOCK OPTION/SAR EXERCISES AND HOLDINGS

     The following table sets forth information relating to the disposition of options during 1998 by the Named Executive Officers, and the number and value of options and SARs held on December 31, 1998 by such individuals. No options or SARs were exercised by the Named Executive Officers during 1998. However, the table reflects the number of shares underlying unexercised options that were tendered by the Named Executive Officer and purchased by the Company pursuant to the Company's tender offer on February 20, 1998 (the "Tender Offer"), as further described under "Report on Executive Compensation -- Compensation Associated with the Fleet Transaction/ Tender Offer."

                  AGGREGATE OPTION/SAR EXERCISES IN LAST YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                             SHARES                      NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                            ACQUIRED                    UNDERLYING UNEXERCISED              IN-THE-MONEY
                               ON        VALUE        OPTIONS/SARS AT FY-END(#)        OPTIONS/SARS AT FY-END
                            EXERCISE    REALIZED    ------------------------------   ---------------------------
NAME                         (#)(1)      ($)(2)     EXERCISABLE(3)   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------------------  --------   ----------   --------------   -------------   -----------   -------------
Dennis Alter..............  154,041    $4,114,788      183,459          120,000          $0           $     0
William A. Rosoff.........   16,334    $   98,004       62,476          166,190          $0           $     0
Olaf Olafsson.............        0    $        0            0          100,000          $0           $     0
Philip M. Browne..........        0    $        0            0           75,000          $0           $     0
Charles H. Podowski.......   14,848    $  144,055       22,660           53,492          $0           $40,313

---------------

(1) The options were not exercised and no shares were acquired by the Named Executive Officer. Reflects the number of shares underlying options that were tendered by the Named Executive Officer and purchased by the Company in the Tender Offer.

(2) The value per share realized on the sale of the options pursuant to the Tender Offer is based on the difference between the Tender Offer price of $40.00 per share less the option exercise price.

(3) Reflects the acceleration of vesting of 43.15% of all outstanding unvested options to purchase Common Stock on February 20, 1998 in connection with the Tender Offer.

REPRICING OF OPTIONS

     The following table sets forth certain information concerning the repricing of options during the last ten years held by any person who was an executive officer of the Company during that period.

                          10-YEAR OPTION REPRICINGS(1)

                                                                                                        LENGTH OF
                                               NUMBER OF        MARKET                                  ORIGINAL
                                              SECURITIES        PRICE         EXERCISE                 OPTION TERM
                                              UNDERLYING       OF STOCK       PRICE AT                REMAINING AT
                                             OPTIONS/SARS     AT TIME OF      TIME OF        NEW         DATE OF
                                               REPRICED      REPRICING OR   REPRICING OR   EXERCISE   REPRICING OR
        NAME AND POSITION           DATE     OR AMENDED(1)    AMENDMENT      AMENDMENT      PRICE       AMENDMENT
---------------------------------  -------   -------------   ------------   ------------   --------   -------------
Charles H. Podowski..............   3/5/98        6,733        $22.125        $31.250      $22.125    7 yrs.
President and Chief Executive       3/5/98       10,100        $22.125        $37.000      $22.125    7 yrs. 9 mo.
Officer, Advanta Business Cards     3/5/98       13,288        $22.125        $25.875      $22.125    8 yrs. 9 mo.
and President and Director,         3/5/98        8,031        $22.125        $22.625      $22.125    9 yrs. 1 mo.
Advanta Insurance Companies        3/31/97       18,000        $25.875        $45.000      $25.875    9 yrs. 10 mo.
William A. Rosoff................   3/5/98       33,666        $22.125        $34.000      $22.125    7 yrs. 9 mo.
Vice Chairman                       3/5/98       75,000        $22.125        $45.000      $22.125    8 yrs. 9 mo.
Milton Riseman...................   3/5/98        8,154        $22.125        $28.500      $22.125    5 yrs. 11 mo.
President and Director, Advanta     3/5/98       13,467        $22.125        $31.500      $22.125    7 yrs.
Mortgage Corp. USA                  3/5/98       13,467        $22.125        $37.000      $22.125    7 yrs. 9 mo.
                                    3/5/98       18,455        $22.125        $25.875      $22.125    8 yrs. 11 mo.
                                   3/31/97       25,000        $25.875        $45.000      $25.875    9 yrs. 10 mo.
James J. Allhusen................  3/31/97       30,000        $25.875        $45.000      $25.875    9 yrs. 10 mo.
Executive Vice President
David D. Wesselink...............  3/31/97       20,000        $25.875        $45.000      $25.875    9 yrs. 10 mo.
Senior Vice President and
Chief Financial Officer
Jeffrey D. Beck..................   3/5/98        5,436        $22.125        $28.500      $22.125    5 yrs. 11 mo.
Vice President and Treasurer        3/5/98        4,574        $22.125        $31.500      $22.125    7 yrs.
                                    3/5/98        5,050        $22.125        $37.000      $22.125    7 yrs. 9 mo.
                                    3/5/98        4,614        $22.125        $25.875      $22.125    8 yrs. 10 mo.
                                   3/31/97        6,250        $25.875        $45.000      $25.875    9 yrs. 10 mo.
John J. Calamari.................   3/5/98        4,349        $22.125        $28.500      $22.125    5 yrs. 11 mo.
Vice President, Finance             3/5/98        4,714        $22.125        $31.500      $22.125    7 yrs.
                                    3/5/98        4,040        $22.125        $37.000      $22.125    7 yrs. 9 mo.
                                    3/5/98        4,429        $22.125        $25.875      $22.125    8 yrs. 10 mo.
                                   3/31/97        6,000        $25.875        $45.000      $25.875    9 yrs. 10 mo.
Ronald W. Averett................  3/31/97        4,000        $25.875        $45.000      $25.875    9 yrs. 10 mo.
Vice President, Advanta Personal
Payment Services
Renee B. Booth...................  3/31/97       18,000        $25.875        $45.000      $25.875    9 yrs. 10 mo.
Senior Vice President, Human       3/31/97       30,000        $25.875        $42.750      $25.875    9 yrs. 6 mo.
Resources
David Brooks.....................  3/31/97      100,000        $25.875        $45.000      $25.875    9 yrs. 10 mo.
President and Chief Operating
Officer
Christopher Derganc..............   3/5/98        4,077        $22.125        $28.500      $22.125    5 yrs. 11 mo.
Senior Vice President, Corporate    3/5/98        4,040        $22.125        $31.500      $22.125    7 yrs.
Administration                      3/5/98        6,733        $22.125        $37.000      $22.125    7 yrs. 9 mo.
                                    3/5/98       11,811        $22.125        $25.875      $22.125    8 yrs. 10 mo.
                                   3/31/97       16,000        $25.875        $45.000      $25.875    9 yrs. 10 mo.
Katharine Dyer...................  3/31/97        7,000        $25.875        $45.000      $25.875    9 yrs. 10 mo.
Vice President, Marketing,
Advanta Personal Payment Services
Michael A. Girman................   3/5/98        2,175        $22.125        $28.500      $22.125    5 yrs. 11 mo.
Vice President, Audit and           3/5/98        2,694        $22.125        $31.500      $22.125    7 yrs.
Control                             3/5/98        2,694        $22.125        $37.000      $22.125    7 yrs. 9 mo.
                                    3/5/98        2,215        $22.125        $25.875      $22.125    8 yrs. 10 mo.
                                   3/31/97        3,000        $25.875        $45.000      $25.875    9 yrs. 10 mo.

                                                                                                        LENGTH OF
                                               NUMBER OF        MARKET                                  ORIGINAL
                                              SECURITIES        PRICE         EXERCISE                 OPTION TERM
                                              UNDERLYING       OF STOCK       PRICE AT                REMAINING AT
                                             OPTIONS/SARS     AT TIME OF      TIME OF        NEW         DATE OF
                                               REPRICED      REPRICING OR   REPRICING OR   EXERCISE   REPRICING OR
        NAME AND POSITION           DATE     OR AMENDED(1)    AMENDMENT      AMENDMENT      PRICE       AMENDMENT
---------------------------------  -------   -------------   ------------   ------------   --------   -------------
James John.......................  3/31/97       28,000        $25.875        $45.000      $25.875    9 yrs. 10 mo.
Senior Vice President, Advanta
Personal Payment Services
Arthur D. Kranzley...............  3/31/97       20,000        $25.875        $45.000      $25.875    9 yrs. 10 mo.
Senior Vice President
Albert E. Lindenberg.............  3/31/97       20,000        $25.875        $45.000      $25.875    9 yrs. 10 mo.
President, Advanta Business
Services
Edward E. Millman................   3/5/98        2,718        $22.125        $28.500      $22.125    5 yrs. 11 mo.
Senior Vice President and           3/5/98        6,733        $22.125        $31.500      $22.125    7 yrs.
Chief Financial Officer,            3/5/98        6,733        $22.125        $37.000      $22.125    7 yrs. 9 mo.
Advanta Business Service            3/5/98        3,691        $22.125        $25.875      $22.125    8 yrs. 10 mo.
                                    3/5/98        4,016        $22.125        $29.375      $22.125    9 yrs. 3 mo.
                                   3/31/97        5,000        $25.875        $45.000      $25.875    9 yrs. 10 mo.
John W. Roblin...................  3/31/97       13,000        $25.875        $45.000      $25.875    9 yrs. 10 mo.
Senior Vice President
Gene S. Schneyer.................  3/31/97        6,250        $25.875        $45.000      $25.875    9 yrs. 10 mo.
Vice President, Secretary and
General Counsel

---------------

(1) In accordance with the terms of the grant of each repriced option reported in this table, the optionee surrendered to the Company the same number of previously granted options that were repriced.

                        REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

     Compensation programs for the Company's leaders are intended to further the earnings of the Company and secure, retain and motivate management employees of high caliber and potential. The programs described herein cover those employees whose decision-making and leadership drives the achievement of the Company's business strategies.

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing the Company's overall compensation philosophy and strategy and monitoring the implementation thereof, except with respect to the administration of the Company's stock option plan and AMIP plans. However, the Committee's determinations regarding compensation of members of the Office of the Chairman (consisting of the Chairman and Chief Executive Officer ("CEO"), Vice Chairman and President) are reviewed and approved by the full Board of Directors (excluding the management directors). The Board of Directors has established a subcommittee of the Committee that administers the Company's Stock Option Plan with respect to the Company's "officers" as that term is defined for purposes of Section 16 of the 1934 Act, as amended ("Section 16 Officers") (including the Named Executive Officers) currently composed of Mr. Botel, Ms. Becker Dunn and Mr. Lubner (each of whom is a "non-employee director" under applicable SEC rules and an "outside director" under applicable IRS rules). In addition, the Board of Directors has established the Plan Administrative Committee, currently composed of the members of the Committee, to administer the AMIP Plans with respect to the Company's Section 16 Officers (including the Named Executive Officers).

     The executive compensation program includes base salary, performance-based annual and long-term incentives and stock options. Target levels of overall compensation are intended to be consistent with the pay practices of a selected peer group of companies (the "peer group").

     The composition of the Company's peer group for compensation comparisons changed significantly during 1998 to reflect that following the contribution of the consumer credit card business to Fleet Credit Card LLC (the "Fleet Transaction"), the Company's largest business is its nonconforming home equity business. Consequently, the peer group changed from consumer credit card companies to nonconforming mortgage banking companies.

BASE SALARIES

     The Company establishes base salaries based upon periodic comparison to the salaries paid by companies in the peer group. The Company's philosophy is to limit fixed costs in its executives' compensation by emphasizing the variable components of total compensation, i.e., annual and long-term incentives.

     Base salaries are intended to approximate the median base salaries of the comparator companies. The members of the Office of the Chairman are all paid the same base salary, which is intended to provide a level of compensation that is competitive with the Company's peer group. For 1998, the base salary rate for Messrs. Alter, Rosoff and Olafsson (upon his becoming President in March 1998) was $595,000. Mr. Podowski received a salary increase in 1998 in recognition of his performance in 1997. Mr. Browne joined the Company in June of 1998 and his base salary rate was set so that his compensation would be competitive with compensation paid to Chief Financial Officers in the Company's peer group.

ANNUAL INCENTIVES

     The Company offers senior management employees annual incentives through its AMIP Plans. Each Named Executive Officer has an annual "target" bonus, specified as a percentage (determined by the executive's position in the Company) of his base salary. For 1998, the Named Executive

Officers' target bonuses ranged from 50% (Messrs. Browne and Podowski) to 75% (Messrs. Alter, Rosoff and Olafsson) of base salary. The actual award for each Named Executive Officer, if any, for a given year's performance is determined by the Plan Administrative Committee. In the case of compensation for members of the Office of the Chairman, a recommendation is made by the Plan Administrative Committee and then must be approved by the full Board of Directors.

     The criteria for 1998 annual incentives were financially focused, tied most heavily to the achievement of targeted earnings for the year. The Plan Administrative Committee also considered progress in building stronger cooperation and integration among the Company's business units. The Plan Administrative Committee therefore considered overall Company performance as well as specific business unit performance in determining the awards for the Named Executive Officers.

     The Company and its business units successfully achieved stated earnings objectives, and therefore the Plan Administrative Committee recommended that awards for Messrs. Alter, Rosoff and Olafsson be at 100% of target. Mr. Browne received an award of 150% of target (prorated for his length of service in 1998) in recognition of his contributions to the Company's financial strategies and initiatives. Mr. Podowski received an award of 100% of target because his business units achieved their expected financial results.

     Rather than receiving their annual incentives for 1998 performance in cash, the Named Executive Officers generally received the amounts that were at or below "target" in the form of shares of restricted stock granted pursuant to AMIP III for performance year 1998, which is accelerated in its vesting according to AMIP III. Because of the long-term incentive nature of the shares associated with the AMIP plans, more detail is given under "Long Term Incentives".

LONG-TERM INCENTIVES

     The Company offers its senior management employees two forms of long-term incentives: restricted stock (primarily delivered through the AMIP Plans) and stock options (discussed separately below). The Committee believes that share ownership aligns the interests of Named Executive Officers and other senior management employees with the interests of the Company's stockholders, tying a significant portion of senior executive compensation to stockholder returns.

     Mr. Alter entered the AMIP III restricted stock program upon its introduction in 1994. At that time, his future target bonuses for the years 1996, 1997 and 1998 were issued in the form of restricted stock priced at the then-market price of $17.00 per share. Upon joining the Company, Messrs. Rosoff, Olafsson, Podowski, and Browne entered the AMIP III plan, and their bonuses were issued in the form of restricted stock as well, at varying prices equal to the market value of the shares on the respective grant dates. The restricted AMIP shares will ultimately "cliff-vest" ten years after they have been issued (as long as the executive remains employed by the Company). However, the intent is for each executive to "earn" accelerated vesting of the shares by enabling the Company to achieve performance goals for the performance years covered by the plan.

     Similarly, each of the Named Executive Officers has been issued restricted stock under the AMIP IV restricted stock program in respect of his target bonus awards for performance in years 1999, 2000, and 2001. If, upon accelerated vesting of shares based on performance for a given year, the share price exceeds the price at which the shares were originally issued, the executive in effect receives a long-term incentive. The long-term incentive is realized in the form of the stock's appreciation in value.

     In addition to the restricted shares granted under the AMIP Plans, as discussed above, restricted shares were granted outside of the AMIP Plans to Mr. Olafsson (who received 200,000 on the date he became President) and Mr. Browne (who received 50,000 on his date of hire) pursuant to the terms of their employment agreements. All of these restricted shares are intended to vest in equal increments on the first four anniversaries of the date of grant.

STOCK OPTIONS

     The Company's 1992 Stock Option Plan, as amended (the "Stock Option Plan") rewards long-term accomplishment based upon increases in stockholder value. The Stock Option Plan is administered by the subcommittee with respect to Section 16 Officers (including the Named Executive Officers) and by Messrs. Alter, Rosoff and Olafsson with respect to all other eligible employees. Options are generally granted annually. The exercise price of an option is 100% of fair market value on the date of grant, typically the closing price. Options generally vest in equal portions over a four-year period and expire 10 years after the grant date.

     In May 1998, the subcommittee approved the annual grant of stock options to Mr. Podowski. In June 1998, the subcommittee approved the annual grant of stock options for Mr. Rosoff. The subcommittee approved stock appreciation rights under the Stock Option Plan in lieu of stock options for Mr. Alter. Mr. Olafsson and Mr. Browne, each of whom received options upon joining the Company in March 1998 and June 1998, respectively, did not receive additional stock options in connection with the 1998 annual grants. Mr. Podowski received a special grant of stock options in October 1998 in conjunction with the reorganization of the business units which he managed.

COMPENSATION ASSOCIATED WITH THE FLEET TRANSACTION/TENDER OFFER

     During 1997 the Company commenced a process to evaluate strategic alternatives that ultimately concluded with the Fleet Transaction. On February 20, 1998, the Company closed the Fleet Transaction and effected the Tender Offer. As previously described in the Company's filings with the SEC, in connection with these transactions, many of the Company's existing compensation and incentive plans were modified and certain additional programs were adopted to ensure that appropriate arrangements were in place during the Company's transition. Many of the awards granted pursuant to these modifications and new programs were paid out in 1998 to the Company's former and continuing employees and executives, including those Named Executive Officers who were with the Company during the transition period.

     In March 1997, the Committee approved the Advanta Senior Management Change of Control Severance Plan (the "Management Severance Plan") which provides benefits to senior management employees in the event of a change of control (as defined) of the Company if, within one year of the date of a change of control, there has been either an actual or constructive termination of the senior management employee. In February 1998, pursuant to the Company's agreement with Fleet Financial Group, Inc. ("Fleet"), the Committee amended and restated the Management Severance Plan. Pursuant to the amended and restated Management Severance Plan, the level of benefits otherwise allowed in the event of a change of control was extended to employees who became employees of Fleet Credit Card LLC or whose employment with the Company was terminated in connection with the Fleet Transaction (the "Affected Employees"). The Board of Directors also authorized the Chairman of the Board to pay bonuses to certain key employees in recognition of their efforts on behalf of the Company in the strategic alternatives process. In May 1997, the Board of Directors adopted the Office of the Chairman Supplemental Compensation Program (the "Supplemental Plan") which entitled the members of the Office of the Chairman to receive benefits in the event of a change of control (as defined) or upon the consummation of a similar transaction. Upon the closing of the Fleet Transaction, Messrs. Alter and Rosoff each received $5 million under the terms of the Supplemental Plan.

     Also contingent on the Fleet Transaction, the Board of Directors authorized the accelerated vesting of 43.15% of outstanding options to purchase Class A and Class B Common Stock that were not vested at the time of the closing of the Fleet Transaction. The Company also amended the terms of options granted to Affected Employees to extend the post-employment exercise period. In connection with the Tender Offer, the subcommittee recommended to the Board of Directors that present and former directors and employees who held exercisable options have the opportunity to tender such options (the "Option Tender"). The Board of Directors approved this recommendation and the Company purchased a percentage of the tendered stock options equal to the respective percentages of Class A Common Stock and Class B Common Stock redeemed in the Tender Offer at a price equal to the difference between $40 and the exercise price of each purchased option. Messrs. Alter, Rosoff and Podowski participated in the Option Tender. Messrs. Olafsson and Browne were not employed by the Company at the time of the Tender Offer and therefore did not participate in the Option Tender. Subsequent to the Fleet Transaction, the Board of Directors authorized the amendment of the exercise provisions of options issued to certain Directors to convert the options into stock appreciation rights.

     In 1997, the Board of Directors approved a program under which a shortfall in the value of restricted stock awards that vested in 1997 and 1998 would be made up in cash payments in 1998 as long as the recipient continued to be an employee of the Company or a successor entity. If an individual did not receive an award of shares there would be no shortfall in value and the individual would not be able to earn future cash payment under the program. During 1998, under this program, Mr. Alter received $45,848, Mr. Rosoff received $293,868, and Mr. Podowski received $49,576. Messrs. Olafsson and Browne did not receive payments under this program because they did not enter the AMIP program until 1998.

     In August 1998, the Plan Administrative Committee (acting with respect to the Section 16 Officers, including the Named Executive Officers) and Messrs. Alter, Rosoff and Olafsson (acting with respect to all other AMIP participants) approved a one-time adjustment to the number of shares of restricted Class B Common Stock that previously had been granted to Company employees who participate in the AMIP programs. This adjustment was intended to preserve the economic value of the original grants of restricted AMIP shares in light of the Company's restructuring undertaken after the Fleet Transaction. The one-time adjustment resulted in the issuance of additional AMIP III and AMIP IV restricted shares to all AMIP participants, including the Named Executive Officers (except Mr. Alter). This adjustment was authorized and approved in order to continue the incentives intended by giving the Company's executive officers the opportunity to earn the early vesting of their AMIP shares in payment of their target bonuses. In approving the adjustment, the applicable committees further noted that while Company stockholders were afforded the opportunity to sell a significant portion of their shares at $40.00 per share in the Tender Offer, AMIP participants were not afforded a comparable opportunity to tender their nonvested AMIP restricted shares. In lieu of granting Mr. Alter additional shares of restricted Class B Common Stock under the AMIP plans pursuant to the one-time adjustment described above, Mr. Alter received rights to receive the same economic benefits that he would have received had he been issued additional AMIP III and AMIP IV shares. These rights are subject to the same terms and conditions as AMIP III and AMIP IV, including accelerated vesting.

     Following the Fleet Transaction, the Tender Offer and the restructuring undertaken after the Fleet Transaction, most of the outstanding stock options were out-of-the-money and no longer useful as realistic incentive devices. In March 1998, the subcommittee (acting with respect to the Section 16 Officers, including the Named Executive Officers) and Messrs. Alter, Rosoff and Olafsson (acting with respect to all other employees) therefore adjusted all out-of-the-money options to make the exercise price of such options equal to the fair market value of the stock on the date of the repricing. No options have been repriced since March 1998.

IMPACT OF IRS PAY CAP REGULATION

     Section 162(m) of the Internal Revenue Code limits the types of annual compensation in excess of $1,000,000 that may be deducted for federal income tax purposes for payments to a company's Chief Executive Officer and its four other most highly compensated Executive Officers. The Committee believes that payment of compensation that is not deductible under Section 162(m) is sometimes in the best interests of the Company, and the Committee and the Board of Directors have accordingly approved such arrangements in certain circumstances.

THE CHIEF EXECUTIVE OFFICER'S 1998 COMPENSATION

     Chairman Dennis Alter resumed the role of Chief Executive Officer in October of 1997, when the Company announced its intention to exit the consumer credit card business. Mr. Alter held the role of CEO previously from August 1972 through mid-1995. The Committee believes that Mr. Alter's compensation is appropriate for his role as Chairman and CEO of the Company, and will continue to evaluate the compensation levels on an ongoing basis.

     The criteria for awarding annual incentives for the 1998 performance year for the Chief Executive Officer are the same as the criteria described above for other executive officers under "Annual Incentives." The Committee recommended awarding Mr. Alter a bonus equal to 100% of the targeted amount. The Board of Directors (excluding the management directors) approved this recommendation.

     As described above, Mr. Alter was also paid a special one-time bonus under the Supplemental Plan in connection with the Company's strategic alternatives process and the completion of the Fleet Transaction. Also, as described above, Mr. Alter participated in the Option Tender on the same terms as other optionees. Although the terms of the Option Tender would have permitted the accelerated vesting of 43.15% of Mr. Alter's stock options, he did not hold any nonvested options in February 1998.

     As described above, Mr. Alter received rights to be earned on the same terms as if he had been granted restricted shares under AMIP III and AMIP IV, including a right to dividend equivalents.

     As CEO, Mr. Alter was eligible to receive a grant under the stock option program, as were the other Named Executive Officers and, as described above, he was granted stock appreciation rights under the Stock Option Plan.

COMPENSATION COMMITTEE                            PLAN ADMINISTRATIVE
AND ITS SUBCOMMITTEE                                   COMMITTEE
----------------------                            --------------------
Max Botel, Chairman                               Max Botel
Dana Becker Dunn                                  Dana Becker Dunn
Arthur P. Bellis*                                 Arthur P. Bellis*
Ronald Lubner                                     Ronald Lubner

---------------
* Mr. Bellis is involved in designing the compensation plans but generally does not vote on stock-based incentive compensation for the Named Executive Officers and is not a member of the subcommittee. See "Election of Directors -- Compensation Committee Interlocks and Insider Participation".

                            STOCK PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Class A Common Stock during the five years ended December 31, 1998 with the cumulative total return on the Standard & Poor's 500 index and the Dow Jones-Diversified Financial Services Companies index. The comparison assumes that $100 was invested on January 1, 1994 in the Class A Common Stock and the comparison indices with reinvestment of dividends.

[STOCK PERFORMANCE GRAPH]

                                           'ADVANTA (WITH       'ADVANTA (WITHOUT                                 'S&P 500'
                                          PARTICIPATION IN       PARTICIPATION IN         'DIVERSIFIED            ---------
                                         THE TENDER OFFER'      THE TENDER OFFER)'    FINANCIAL SERVICES'
                                         -----------------      ------------------    -------------------
'1/1/94'                                         100                    100                    100                    100
'12/94'                                         79.5                   79.5                   98.2                  101.3
'12/95'                                        116.7                  116.7                  158.7                  139.4
'12/96'                                        131.5                  131.5                  215.6                  171.4
'12/97'                                           82                     82                  346.4                  228.6
'12/98(A)'                                      79.2                     42                  408.9                  293.9

                             ELECTION OF DIRECTORS

     The Board of Directors has nominated three candidates to be elected at the Meeting for a three-year term ending in 2002. Each nominee is currently serving as a director of the Company. Eight other directors are currently serving terms which will expire in 2000 or 2001.

     Each nominee has consented to being named in the proxy statement and to serve if elected. Candidates for director will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors, assuming a quorum is present at the Meeting. If prior to the Meeting any nominee should become unavailable to serve, the shares represented by a properly executed and returned proxy will be voted for such additional person as shall be designated by the Board of Directors, unless the Board should determine to reduce the number of directors pursuant to the By-Laws.

     Certain information regarding each nominee and each director continuing in office following the meeting is set forth below, including such individual's age and principal occupation, a brief account of his or her business experience during at least the last five years and other directorships currently held at other publicly held companies.

NOMINEES FOR ELECTION FOR A TERM EXPIRING IN 2002

     Max Botel                James E. Ksansnak               Ronald Lubner

Mr. Botel, age 59, has been a director of the Company since its inception in 1974. He retired from the law firm of Botel, Binder & Weiss in July 1996, where he had been a partner for more than five years. From February 1985 he also served as Vice President of Penn Center Investments, Inc., a securities brokerage firm, of which firm he became President in January 1995.

     Mr. Ksansnak, age 59, has been a director of the Company since August 1995. He is Vice Chairman of the Board of ARAMARK Corporation and is a member of its Board of Directors. He has been with ARAMARK since May 1986 and before becoming Vice Chairman in May 1997, he was Executive Vice President and Chief Financial Officer, responsible for financial matters, planning and development, tax, internal audit and information technology across all business units. Mr. Ksansnak sits on the board of directors of CSS Industries, Inc.

     Mr. Lubner, age 65, has been a director of the Company since December 1996. He is Chairman and Chief Executive Officer of Plate Glass and Shatterprufe Industries, a company quoted on the Johannesburg, South Africa Stock Exchange. Mr. Lubner is a 40-year veteran of the Plate Glass Group, which has annual sales of $1.5 billion. Headquartered in Johannesburg, the company manufactures and distributes the complete range of glass and board products for the building, automotive and furniture industries, and is the undisputed world leader in the field of automotive glass repair and replacement.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ELECTION OF ALL THREE NOMINEES FOR ELECTION.

INCUMBENT DIRECTORS CONTINUING IN OFFICE FOR A TERM EXPIRING IN 2000

     Olaf Olafsson             William A. Rosoff            Michael Stolper

     Mr. Olafsson, age 36, has been a director of the Company since December 1997. He joined the Company in September 1996 as Vice Chairman of Advanta Information Services, Inc. ("AIS") and was elected as a Director of AIS in October 1996. Mr. Olafsson was elected President of the Company in March 1998. Prior to joining the Company, he was president and chief executive officer of Sony Interactive Entertainment, Inc., a business unit of Sony Corporation, which he founded in 1991.

     Mr. Rosoff, age 55, has been a director of the Company since February 1996. He joined the Company in January 1996 as Vice Chairman. Prior to joining the Company, Mr. Rosoff was a long time partner of the law firm of Wolf, Block, Schorr and Solis-Cohen LLP, the Company's outside counsel, where he advised the Company for over 20 years. While at Wolf, Block, Schorr and Solis-Cohen LLP he served as Chairman of its Executive Committee and, immediately before joining the Company, as a member of its Executive Committee and Chairman of its Tax Department. Mr. Rosoff is a Trustee of Atlantic Realty Trust, a publicly held real estate investment trust.

     Mr. Stolper, age 43, has been a director of the Company since June 1998. He is Co-managing Director at Hawthorn, a PNC company. Prior to that he served as President of Stolper & Co., Inc. from 1986 through 1997. In 1997, Stolper & Co., Inc. merged with PNC Bank's Family Wealth Management Group to form Hawthorn. Mr. Stolper has twenty years experience as an investment advisor and financial consultant.

INCUMBENT DIRECTORS CONTINUING IN OFFICE FOR A TERM EXPIRING IN 2001

       Dennis Alter                       Dana Becker Dunn
       Arthur P. Bellis                   Robert C. Hall
       William C. Dunkelberg

     Mr. Alter, age 56, has been a director of the Company since its inception in 1974. He became Executive Vice President and a Director of the Company's predecessor organization in 1967. He was elected President and Chief Executive Officer of the Company's predecessor in 1972, and Chairman of the Board of Directors of the Company in August 1985. Mr. Alter has remained as Chairman of the Board of Directors since August 1985. In February 1986, he relinquished the title of President, and in August 1995 he relinquished the title of Chief Executive Officer. In October 1997, Mr. Alter resumed the title of Chief Executive Officer.

     Mr. Bellis, age 55, has been a director of the Company since its inception in 1974. He has been a private investor since January 1993. Prior to that time, from March 1986 he was Chairman and, until June 1991, Chief Executive Officer of Boca Bank, Boca Raton, Florida. He was also Chairman and Chief Executive Officer of Boca Bancorp, Inc., the bank's holding company, from its formation in December 1986. Mr. Bellis has served on the Board of United Way International since December 1993 and is currently Vice Chairman of that Board.

     Dr. Dunkelberg, age 56, has been a director of the Company since June 1990. He is Professor of Economics at the School of Business and Management at Temple University. He served as Dean of the School of Business and Management at Temple from 1987 through 1994. Prior to that, Dr. Dunkelberg was a professor of economics and management at Purdue and Stanford Universities. As an authority on consumer credit and small business, he serves on the Board of the National Bureau of Economic Research and is Chief Economist of the National Federation of Independent Business.

     Mr. Hall, age 67, has been a director of the Company since September 1994. He is retired. Until January 1999 he was Vice President of The Thomson Corporation, with responsibilities for technology and global expansion. Until January 1995, Mr. Hall was Chief Executive Officer of the Thomson Information/Publishing Group, a worldwide operation with $3.0 billion in sales, 140 companies, and 22,000 employees, and a member of The Thomson Corporation Board of Directors. From 1984 to 1992 Mr. Hall was Vice Chairman, then Chairman, of WICIAT Systems, a developing education system company. He currently serves on the Board of The Corporate Executive Board, a publicly held company.

     Ms. Becker Dunn, age 48, has been a director since March 1996. She is Vice President, Marketing and Strategic Business Planning, of Lucent Technologies Business Communications Services ("BCS"), formerly AT&T Global Business Communications, which she joined in December 1994. BCS develops, manufactures, markets and services advanced communications and multimedia systems for business and government customers in more than 90 countries worldwide. In 1992 she became Vice President and Chief Technical Officer for AT&T's Call Servicing (Long Distance)

Organization, after which she was Vice President of Strategic Planning and New Business Development for Consumer Communications Services. From 1984 to 1992, Ms. Dunn served AT&T in a variety of capacities, including Product Marketing Director in 1984, Director of Information Systems in 1986 and Operator Services-Eastern Region Vice President in 1988.

COMMITTEES, MEETINGS AND COMPENSATION OF THE BOARD OF DIRECTORS

     The Board of Directors held ten meetings during the last fiscal year. All directors attended at least 75% of the aggregate number of meetings of the Board and committees of the Board on which they served.

     The Board of Directors has an Audit Committee currently composed of Messrs. Dunkelberg, Ksansnak and Stolper. The Audit Committee reviews and evaluates the Company's internal accounting and auditing procedures; recommends to the Board of Directors the firm to be appointed as independent accountants to audit the Company's financial statements; reviews with management and the independent accountants the Company's year-end operating results; reviews the scope and results of the audit with the independent accountants; reviews with management the Company's interim operating results; and reviews the non-audit services to be performed by the firm of independent accountants and considers the effect of such performance on the accountants' independence. The Audit Committee met five times in 1998.

     The Board of Directors has appointed a Compensation Committee currently composed of Messrs. Bellis, Botel and Lubner and Ms. Becker Dunn. The Compensation Committee reviews and approves Company-wide benefit programs and executive compensation programs, and, where appropriate, reviews and approves individual arrangements for persons designated as Section 16 Officers. The Compensation Committee also recommends and approves compensation arrangements for outside Directors and serves in an advisory capacity to the full Board regarding compensation matters. The Compensation Committee met six times and acted by consent twice in 1998.

     The Board of Directors has established a subcommittee of the Compensation Committee to administer the Company's Stock Option Plan with respect to Section 16 Officers. The subcommittee is currently composed of Mr. Botel, Ms. Becker Dunn and Mr. Lubner (each of whom is a "non-employee director under applicable SEC rules and an "outside director" under applicable IRS rules). The subcommittee also has authority to designate whether options granted are intended to qualify as incentive stock options or are to be non-qualified stock options. In addition, the Board of Directors has established the Plan Administrative Committee to administer the AMIP Plans with respect to Section 16 Officers. The current members of the Plan Administrative Committee are the same as the members of the Compensation Committee. The Board of Directors, as a whole, administers the Stock Option Plan and AMIP Plans with respect to non-employee Directors. The subcommittee and the Plan Administrative Committee each met six times as part of the Compensation Committee's meetings. In addition, the subcommittee met once and acted by consent five times and the Plan Administrative Committee met once during 1998.

     The Board of Directors has a Nominating Committee to identify and recommend to the Board of Directors individuals to serve on the Board, which individuals are to be selected, according to the Board resolution establishing the Nominating Committee, on the basis of their integrity, leadership ability, financial sophistication and capacity to help guide the Company successfully into the 21st century. The current members of the Nominating Committee are Messrs. Alter, Bellis and Lubner. The Nominating Committee met once during 1998. The Nominating Committee will consider nominees recommended by stockholders; any such nominations must comply with the requirements of the Company's By-Laws, including timely delivery to the Company of a written request from a stockholder of record that an individual's name be placed in nomination. Such written notice must set forth certain information with respect to the nomination, including: the name and address of the nominating stockholder; the name and address of the beneficial owner, if different than the nominating stockholder, of the shares owned of record by the nominating stockholder; the number and class of shares owned by such nominating stockholder and beneficial owner; a description of all arrangements and understandings between the nominating stockholder, any beneficial owner and any persons nominated; the name and address of any persons nominated; a representation that the nominating stockholder is a holder of record of the Company's shares entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate such persons; such other information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy disclosure rules of the SEC had the nominee been nominated by the Board of Directors of the Company; and the written consent of each nominee to serve as a director. To be timely, such notice must, in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting, be delivered not less than 60 nor more than 90 days prior to such anniversary date, or, in the case of any other annual meeting or any special meeting, not later than the close of business on the fifth day following the earlier of the day on which notice of the date of meeting was mailed or publicly disclosed.

     In June 1995, the Board of Directors established a Corporate Governance Committee. The current members of the Corporate Governance Committee are Messrs. Alter, Bellis, Hall and Lubner. The Corporate Governance Committee did not meet during 1998. The Corporate Governance Committee was established to identify, analyze and propose approaches and solutions to issues of importance relating to the long-term effectiveness of the Board of Directors and senior management of the Company, including for example, issues relating to succession planning, retirement policies and performance measurement.

     Members of the Board of Directors who are not officers or employees of the Company receive an annual retainer of $25,000 for service on the Board, $10,000 as an annual retainer for service on a Board Committee (other than as a Board Committee chairperson, for whom the annual retainer is $15,000), and are paid $1,000 per day for each Board or Board Committee meeting attended (chairmen are paid $1,500 per day for each Board Committee meeting they chair). However, Messrs. Bellis, Botel and Lubner and Ms. Becker Dunn are not compensated separately for serving on the subcommittee or the Plan Administrative Committee, as applicable, as such service is considered ancillary to their service on the Compensation Committee. The chairmen of the Audit Committee, the Compensation Committee, the Nominating Committee and the Corporate Governance Committee are Messrs. Ksansnak, Botel, Bellis and Hall, respectively. In addition, for each non-employee Director, the Company pays the premiums on a $500,000 term life insurance policy on which there is no build-up in cash value, but as to which the non-employee Director has the right to designate the beneficiary under the applicable policy. The Company's 1992 Stock Option Plan, as amended provides that each non-employee Director is currently entitled to receive an annual grant, generally on the fourth Wednesday in January, of an option to purchase 9,000 shares of Class B Common Stock, at an exercise price equal to the fair market value of such stock on the grant date. Each such option granted becomes exercisable on the anniversary of the grant date at the rate of 25% per year for four years, and expires ten years from the grant date. Directors are reimbursed for expenses incurred in attending meetings of the Board of Directors and committees thereof.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The only individuals who served as members of the Compensation Committee during the fiscal year ended December 31, 1998 are the Compensation Committee's current members, Messrs. Botel, Bellis and Lubner and Ms. Becker-Dunn, who served for all of fiscal 1998. None of the aforementioned members of the Compensation Committee is an officer or other employee, or former officer, of the Company or of any subsidiary of the Company.

     The only individuals who served as members of the subcommittee of the Compensation Committee during the fiscal year ended December 31, 1998 are the subcommittee's current members, Messrs. Botel and Lubner and Ms. Becker-Dunn, who served for all of fiscal 1998. None of the aforementioned members of the subcommittee is an officer or other employee, or former officer, of the Company or of any subsidiary of the Company.

     In 1995, the Company engaged Mr. Bellis as a consultant to assist in the evaluation of certain new business opportunities. During 1998, the Company paid Mr. Bellis for his services at the rate of $14,000 per month plus reimbursement of expenses. The consulting fees paid to Mr. Bellis in 1998 totaled $154,000, plus $29,096 of expense reimbursement.

CHANGE IN CONTROL AND SEVERANCE ARRANGEMENTS

     The Management Severance Plan provides benefits to senior management employees, including the Named Executive Officers, in the event of a Change of Control of the Company (as defined therein) if, within one year of the date of the Change of Control, there has been either an actual or constructive termination of the senior management employee. The Management Severance Plan provides severance ranging from 39 to 104 weeks of salary, depending on the senior management employee's level within the Company. In February 1998, pursuant to the Company's agreement with Fleet, the Compensation Committee amended and restated the Management Severance Plan. Pursuant to the amended and restated Management Severance Plan, the level of benefits otherwise allowed in the event of a Change of Control was extended to Affected Employees.

     The Advanta Employees Severance Pay Plan provides benefits to all employees, including the Named Executive Officers, in the event of termination of employment due to layoff, reduction in force, reorganization or other similar business decision. With respect to the Named Executive Officers, this plan provides benefits ranging from 12 to 32 weeks of salary, depending on the Named Executive Officer's years of service with the Company.

     In May 1997, the Board of Directors adopted the Supplemental Plan under which members of the Office of the Chairman would be entitled to receive benefits in the event of a Change of Control or other similar transaction. On February 20, 1998, the Company completed the Fleet Transaction and the Tender Offer. Upon completion of the Fleet Transaction, Messrs. Alter and Rosoff each received $5.0 million under the terms of the Supplemental Plan.

OTHER MATTERS

     In January 1996, Mr. Rosoff and the Company entered into an agreement under which Mr. Rosoff's annual base salary is a minimum of $475,000. Under the terms of the agreement, he is entitled to receive a guaranteed cash bonus which, together with his base salary, will bring his annual cash compensation to not less than $750,000. He is also entitled to participate in the AMIP Plans (with a target bonus of at least 75% of his base salary) and is guaranteed that his total annual compensation from base salary, guaranteed cash bonus and AMIP award will be at least $1 million. In anticipation of his execution of the agreement, the Company paid Mr. Rosoff a one time signing bonus of $950,000 in December 1995. In addition, pursuant to this agreement he received 100,000 restricted shares of Class B Common Stock and an option to purchase 50,000 shares of Class B Common Stock at $34.00 per share, the fair market value of the shares on the date of grant. The restricted shares, which as of the January 1996 date of grant had a market value of $34.00 per share, originally were to vest at the rate of 25% per annum over four years, with the first two installments having vested on January 15, 1997 and 1998, and the options become exercisable in the same installments one day later. Should Mr. Rosoff leave the Company's employ before January 2000, his remaining unvested benefits will vest upon his departure except in certain limited circumstances. In addition, these benefits will vest upon a change of control of the Company (as defined in the agreement). The Company has agreed that the 100,000 shares of restricted Class B Common Stock will have a fair market value sufficient to allow Mr. Rosoff to realize $40 per share net after applicable taxes resulting from an assumed sale of such shares on January 15, 2000, and it will make non-interest bearing loans to him in the interim sufficient to pay his taxes arising from his receipt of the shares. At April 30, 1999, the aggregate amount outstanding on these loans was $729,880.53, which was the largest aggregate amount outstanding at any time since January 1, 1998. If the net after tax proceeds of such assumed sale are less than $40, loans will be canceled and a payment will be made in cash and/or Class B Common Stock to Mr. Rosoff to make up the shortfall. In January 1998 the Company agreed to accelerate certain provisions of the employment agreement with respect to restricted shares purchased by the Company in the Tender Offer.

     In connection with the Tender Offer, the Company purchased 49,359 of Mr. Rosoff's restricted shares at a price of $40.00 per share (subject to the agreements regarding the after-tax value of these shares to Mr. Rosoff described above). Consistent with the terms of Mr. Rosoff's employment agreement, in 1998 the Company reimbursed Mr. Rosoff for the taxes arising from the sale of these shares in the Tender Offer and on the reimbursement to Mr. Rosoff for any taxes. Also, the Company removed the restrictions on the remaining 641 of his restricted shares that were not purchased in the Tender Offer and such shares were returned to Mr. Rosoff as fully vested shares.

     In connection with his employment by the Company as President in March 1998, Mr. Olafsson entered into an employment agreement with the Company. The agreement, which is terminable by either party upon 30 days' prior notice to the other, provides that Mr. Olafsson's annual base compensation will be at least $595,000 and that he shall be entitled to participate in the AMIP Plans (with a target bonus of at least 75% of his base salary and a maximum bonus of 200% of target). In connection with Mr. Olafsson's execution of the agreement, the Company paid him a one-time signing bonus of $200,000. Pursuant to this agreement, Mr. Olafsson received 200,000 shares of restricted Class B Common Stock and options to purchase 100,000 shares of Class B Common Stock at $22.125 per share (the fair market value of the shares on the date of grant), both of which vest in equal installments on the first four anniversaries of his March 1998 start date. The restricted stock and options will immediately vest (A) upon the termination of Mr. Olafsson's employment for any reason other than (i) by the Company for "Cause" (as defined in the agreement) or (ii) by Mr. Olafsson's voluntary departure, (B) in event of a "change of control" (as defined in the agreement) or (C) upon Mr. Olafsson's termination of employment for "Good Reason" (as defined in the agreement).

     In connection with his employment by the Company as Senior Vice President and Chief Financial Officer, in May 1998 Mr. Browne entered into an employment agreement with the Company. The agreement provides that Mr. Browne's annual base compensation will be $350,000 and that he will be entitled to participate in the AMIP Plans (with a target bonus of at least 50% of his base salary and a maximum bonus of 200% of target). In the event of a "change in control" (as defined in the Management Severance Plan), Mr. Browne will be entitled to severance of two times his base salary. Pursuant to his employment agreement, Mr. Browne received 50,000 shares of restricted Class B Common Stock and options to purchase 75,000 shares of Class B Common Stock at an exercise price of $20.00 per share (the fair market value of the shares on the date of the grant), both of which vest in equal installments on each of the first four anniversaries of the date of grant. The restricted stock and the options will immediately vest in the event of a "change in control" (as defined in the Stock Option Plan).

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP has been selected by the Board of Directors as the independent public accountants for the Company's current fiscal year. A representative of Arthur Andersen LLP is expected to be present at the Meeting and will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions of stockholders.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by December 31, 1999, in order to be considered for inclusion in the Company's proxy materials relating to that meeting. A proposal that does not comply with the applicable requirements of Rule 14a-8 under the 1934 Act will not be included in the Company's proxy soliciting material for the 2000 Annual Meeting of Stockholders. Stockholder proposals should be directed to Elizabeth H. Mai, Secretary, at the address of the Company set forth on the first page of this proxy statement.

     A stockholder of the Company may wish to have a proposal presented at the 2000 Annual Meeting of Stockholders, but not to have such proposal included in the Company's proxy statement and form of proxy relating to that meeting. If notice of any such proposal (addressed to the Company at the address of the Company set forth on the first page of this proxy statement) is not received by the Company by March 19, 2000, then such proposal shall be deemed "untimely" for purposes of Rule 14a-4(c) promulgated under the 1934 Act and, therefore, the individuals named in the proxies solicited on behalf of the Board of Directors of the Company for use at the Company's 2000 Annual Meeting of Stockholders will have the right to exercise discretionary voting authority to such proposal.

                           ANNUAL REPORT ON FORM 10-K

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SEC FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO INVESTOR RELATIONS, AT THE ADDRESS OF THE COMPANY APPEARING ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                                     (LOGO)
       This proxy statement has been printed entirely on recycled paper.

PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                  ADVANTA CORP.

         The undersigned, a stockholder of Advanta Corp. (the "Company"), hereby constitutes and appoints Dennis Alter, William A. Rosoff, Olaf Olafsson and Elizabeth H. Mai, and each of them acting individually as the attorney and special proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned to attend the Annual Meeting of Stockholders of Advanta Corp. to be held on Thursday, June 10, 1999, at 1:00 p.m. at the Company's headquarters, Welsh and McKean Roads, Spring House, Pennsylvania, and any adjournment or postponement thereof, and thereat to vote all shares which the undersigned would be entitled to cast if personally present as follows:

                (CONTINUED, AND TO BE SIGNED ON THE REVERSE SIDE)


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
                                                       Please mark
                                                      your votes as    [X]
                                                       indicated in
                                                       this example.

1. ELECTION OF DIRECTORS


        FOR                                 WITHHOLD AUTHORITY
all three nominees for                     to vote for all three
director listed below                   nominees for director below
       [  ]                                        [  ]

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

NOMINEES:  Max Botel, James E. Ksansnak and Ronald Lubner

2. To transact such other business as may properly come before the meeting.

IF NOT OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR THE ELECTION OF ALL THREE NOMINEES FOR DIRECTOR. This proxy delegates authority to vote with respect to all other matters upon which the undersigned is entitled to vote and which may come before the meeting or any adjournment or postponement thereof.

The undersigned hereby revokes all previous proxies for such meeting and hereby acknowledges receipt of the notice of the meeting and the proxy statement of Advanta Corp. furnished herewith.

                         PLEASE SIGN AND MAIL PROMPTLY.




Stockholder's Signature(s)______________________________ Date ____________, 1999

NOTE: If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. If a corporation, please sign with full corporate name by a duly authorized officer and affix the corporate seal.


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